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                                                               EXHIBIT 23.1.(d)



                       CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 2 to Form S-3 Registration Statement of Starwood Lodging Trust and Starwood Lodging Corporation (the "Company"), both Maryland corporations, of our report dated April 4, 1995, relating to the financial statements of Doral Inn, as of and for the periods stated in such report, which is incorporated in the Company's Report on Form 8-K/A1 dated September 20, 1995. We also consent to the reference to us under the heading "Experts" in such prospectus.



                                        DAVID BERDON & CO. LLP



New York, New York
February 28, 1996